UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2007

CITIZENS REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

000-10535
(Commission File Number)

Michigan	38-2378932
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

328 S. Saginaw Street, Flint, Michigan 48502
(Address of principal executive offices and zip code)

(810) 766-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     At its regularly scheduled meeting on December 13, 2007 (the “December Board Meeting”), the board of directors (the “Board”) of Citizens Republic Bancorp, Inc., a Michigan corporation (the “Company”), approved an amendment to the Rights Agreement, dated as of May 23, 2000 (the “Rights Agreement”), between the Company and Citizens Bank Wealth Management, N.A. (as successor to the trust division of Citizens Bank), as Rights Agent, and directed the Company to enter into such amendment. Pursuant to the amendment, the “Final Expiration Date” (as defined in the Rights Agreement) will be changed from May 23, 2010 to December 31, 2007. As a result of the amendment, the Rights (as defined in the Rights Agreement) will expire and the Rights Agreement will terminate effective as of 4:30 P.M., Flint, Michigan time, on December 31, 2007.

Item 3.03 Material Modifications to Rights of Security Holders.

     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

     At the December Board Meeting, the Board approved and determined to propose to the Company shareholders at the Company’s 2008 annual meeting of shareholders certain amendments to its Amended and Restated Articles of Incorporation (the “Articles”). Those amendments, which will only become effective if approved by the Company’s shareholders in accordance with applicable law and the Company’s Articles, include:

•	elimination of the two-thirds shareholder approval requirement for amendments to Article VI of the Articles (relating to board size, classification, vacancies and the like);

•	elimination of the two-thirds shareholder approval requirement for amendments to the provisions contained in Sections 11 and 12 of Article III of the Company’s bylaws (relating to director nominations and removal of directors);

•	elimination of Article IX of the Articles (relating to supermajority shareholder approval of certain business combinations); and

•	the elimination of the Company’s classified board of directors in the manner described below.

The elimination of the classified board of directors would be phased in over time in order not to affect the unexpired terms of the previously elected members of the Board. Under the proposed amendment, if approved by shareholders: at the Company’s first annual shareholder meeting following such approval (i.e., the 2009 annual meeting of shareholders), the successors of the directors whose terms expire at that meeting will be elected for one-year terms; at the 2010 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting will be elected for one-year terms; and, at and after the 2011 annual meeting of shareholders, all persons elected to the board will hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify (subject to prior death, resignation, retirement, disqualification or removal from office).

Additional information and detail regarding the proposed changes to the Articles will be included in the Company’s proxy statement in connection with its 2008 annual meeting of shareholders, which Citizens shareholders should read when it becomes available.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2007

CITIZENS REPUBLIC BANCORP, INC.

	By:	/s/ Thomas W. Gallagher
	Name:	Thomas W. Gallagher
	Title:	General Counsel and Secretary